Exhibit 99.1

Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS FIRST QUARTER 2007 RESULTS

Record Quarterly Revenue and Earnings

Assets Under Management Reach Record High of $33.6 Billion

NEW YORK, NY, April 25, 2007 — Cohen & Steers, Inc. (NYSE: CNS) reported net income of $22.3 million, or $0.52 per diluted share and $0.53 per basic share for the quarter ended March 31, 2007, compared with net income of $8.7 million, or $0.22 per share (diluted and basic) for the quarter ended March 31, 2006. Total revenue in the first quarter of 2007 was $76.8 million, an increase of 102.8% from $37.8 million in the first quarter of 2006.

Assets Under Management

Assets under management reached a record $33.6 billion at March 31, 2007. This represents an increase of 12.2% from $29.9 billion at December 31, 2006 and an increase of 46.1% from $23.0 billion at March 31, 2006. The Company had record quarterly net inflows of $2.9 billion, led by $1.6 billion into open-end mutual funds and $1.1 billion into institutional separate accounts. “The recent expansion of our retail and institutional sales and support teams contributed greatly to the record net inflows during the quarter,” said Robert H. Steers, co-chairman and co-chief executive officer of Cohen & Steers.

As of March 31, 2007, U.S. REIT common stocks comprised 51% of the Company’s total assets, compared with 69% as of March 31, 2006, as the Company continued to diversify its assets under management.

Recent Developments

“Our continued profitability and strong margins give us increased financial flexibility,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “As a result, we have continued to invest in our business and in March, we increased our quarterly dividend by 54% to $0.20 per share.” Other recent developments included:

•	Launching of Cohen & Steers European Realty Shares in April 2007, an open-end mutual fund that seeks total return through investment in European real estate equity securities.

•	Filing of registration statements with the Securities and Exchange Commission for four new closed-end mutual funds:

➢	Cohen & Steers Global Income Builder, which seeks total return by combining five of the Company’s proprietary strategies;

➢	Cohen & Steers Global Real Estate Income Opportunities Fund, which seeks total return through investment in a portfolio of real estate securities of U.S. and non-U.S. companies;

➢	Cohen & Steers Enhanced Closed-End Opportunity Fund, which seeks return through investment in other closed-end mutual funds, including international closed-end mutual funds;

➢	Cohen & Steers Enhanced Dividend Fund, which seeks total return by investing primarily in dividend-paying common and preferred stocks.

•

Appointing Scott Crowe as senior vice president and global research strategist/portfolio manager for real estate securities. Mr. Crowe comes to the Company from UBS, where he was head of U.S. REITs and global strategist.

•	Adding Paul Osborne, who is based in the Company’s newly opened London office, as head of business development in Europe.

•	Cohen & Steers Institutional Realty Shares received the 2007 Lipper three-year performance award for consistent returns in the Real Estate Funds category for the period ended December 31, 2006.

•	Cohen & Steers Realty Shares was again selected by MONEY magazine for inclusion in its MONEY 70 list of recommended mutual funds.

Asset Management Segment

Total revenue for the asset management segment was a record $61.0 million for the three months ended March 31, 2007, an increase of 62.8% from $37.5 million for the three months ended March 31, 2006. Pretax income was a record $26.8 million for the three months ended March 31, 2007, an increase of 84.5% from $14.5 million for the first quarter of 2006.

Assets under management reached $33.6 billion at March 31, 2007, an increase of 46.1% from $23.0 billion at March 31, 2006. The increase was a result of net inflows of $5.6 billion, market appreciation of $4.0 billion and $1.0 billion from the fourth quarter 2006 acquisition of Cohen & Steers Europe S.A. (formerly known as Houlihan Rovers S.A.).

The Company recorded net inflows of $1.6 billion into open-end mutual funds during the quarter ended March 31, 2007. This marked the seventh consecutive quarter of positive net inflows into open-end mutual funds, and was led by Cohen & Steers International Realty Fund, which had net inflows of $1.3 billion.

Institutional separate accounts had net inflows of $1.1 billion during the quarter ended March 31, 2007. Inflows of $1.7 billion, primarily into global and international real estate securities portfolios, were partially offset by $559 million of outflows, primarily from U.S. real estate securities portfolios.

Investment Banking Segment

The investment banking segment had its best quarter ever, recording revenue of $15.7 million, compared with $705,000 for the quarter ended March 31, 2006. Investment banking revenue was primarily attributable to merger advisory assignments. Pretax income was $9.2 million for the three months ended March 31, 2007, compared with a pretax loss of $917,000 for the first quarter of 2006. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, April 26, 2007 at 11:00 a.m. (ET) to discuss the Company’s first quarter results. Investors and analysts can access the live conference call by dialing (888) 243-6208 (domestic) and (973) 582-2869 (international); Passcode: 8701457. A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on April 26, 2007 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); Passcode: 8701457. Internet access to the Web cast, which includes audio (listen-only), will be available on the Company’s Web site at cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, international real estate securities, preferred securities, utilities and large cap value stocks. Headquartered in New York City with offices in Brussels, Hong Kong, London and Seattle, the firm serves individual and institutional investors through a wide range of open-end mutual funds, closed-end mutual funds and institutional separate accounts.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is accessible on the Securities and Exchange Commission’s website at sec.gov and on the Company’s Web site at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Performance Notes

Cohen & Steers European Realty Shares, Inc. As with any investment, the price of a fund’s shares will fluctuate with market conditions, and at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of a fund carefully before investing. This and other information about the fund is included in the prospectus. Call (800) 330-7348 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the Cohen & Steers open-end mutual funds.

Cohen & Steers Enhanced Closed-End Opportunity Fund, Inc.; Cohen & Steers Global Income Builder Fund, Inc.; Cohen & Steers Enhanced Dividend Fund, Inc.; Cohen & Steers Global Real Estate Income Opportunities Fund, Inc. For more complete information about the funds, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the funds. These risks are described in the prospectus for each of these funds, which you should read carefully before you invest or send money. A registration statement relating to each of these funds has been filed with the Securities and Exchange Commission, but none of these registration statements have yet become effective. The information in the registration statements are not complete and may be changed. None of the funds’ securities may be sold nor may offers to buy be accepted prior to the time the funds’ registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the funds’ securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Cohen & Steers Institutional Realty Shares. Lipper Analytical Services Inc., an expert in fund research and evaluation for nearly 30 years, rates funds against their peers according to performance measures and the firm’s proprietary Lipper Leaders measures. The highest Lipper Leader for Consistent Return (Effective Return) value within each eligible classification determines the fund classification winner over three, five, or 10 years. Lipper Leader scores for Consistent Return reflect funds’ historical risk-adjusted returns, adjusted for volatility, relative to peers. The scores are subject to change every month and are calculated for the following time periods: three-year, five-year, 10-year, and overall. The overall calculation is based on an equal-weighted average of percentile ranks for the Consistent Return metrics over three-, five-, and 10-year periods (if applicable). The highest 20% of funds in each classification are named Lipper Leaders for Consistent Return, the next 20% receive a score of 2, the middle 20% are scored 3, the next 20% are scored 4, and the lowest 20% are scored 5. For the three year period ended December 31, 2006, the fund was designated as a Lipper Leader (out of 188 funds in the Real Estate category). For periods ended December 31, 2006 Lipper ranked the fund as follows within the Real Estate Funds category: 42 out of 252 funds for the one-year period, 14 out of 195 funds for the three-year period and 18 out of 132 funds for the five-year period.

Investors are cautioned that some peer groups are inherently more volatile than others, and even Lipper Leaders for Consistent Return in the most volatile groups may not be well suited to shorter-term goals or less risk-tolerant investors. Past performance is no guarantee of future results.

Because the fund concentrates its investments in real estate securities, there are special risks associated with investing in the fund. These include falling property values due to increasing vacancies or declining rents resulting from economic, legal, or technological developments. As a non-diversified fund, the fund may be subject to greater risk of loss than a more diversified portfolio. The fund’s gross expense ratio is currently 0.76% and the net expense ratio is 0.75%.

Average annual returns as of 12/31/06

Period	Cohen & Steers Institutional Realty Shares	NAREIT Equity REIT Index	S&P 500 Index
1 Year	37.15%	35.06%	15.80%
3 Years	29.72%	25.84%	10.44%
5 Years	25.45%	23.20%	6.20%
Since Inception (2/14/00)	23.49%	22.50%	1.90%

Performance data quoted represent past performance, which is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns for the fund, current to the most recent month-end, can be obtained by visiting cohenandsteers.com. The performance data quoted include change in net asset value and reinvestment of dividends and capital gains.

Cohen & Steers Institutional Realty Shares seeks maximum total return through both current income and capital appreciation by investing in real estate securities, primarily real estate investment trusts, which are commonly referred to as REITs. Additional information about Cohen & Steers Institutional Realty Shares, or any of the firm’s open or closed-end funds, can be found at the firm’s Web site, cohenandsteers.com.

Cohen & Steers Realty Shares, Inc. Average annual total return performance information (periods ended December 31, 2006) for Cohen & Steers Realty Shares, Inc. is as follows:

One year	Three years	Five years	Ten Years
37.13%	29.70%	25.37%	15.50%

Performance data quoted represent past performance, which is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns for the fund, current to the most recent month-end, can be obtained by visiting cohenandsteers.com. The performance data quoted include change in net asset value and reinvestment of dividends and capital gains.

In selecting mutual funds to be included in the Money 70, the following criteria were generally used: (i) funds with at least $100 million in assets; (ii) funds run by the same person or team for at least several years; (iii) funds that were deemed not to have above-average fees or excessive trading; (iv) funds that received at least a certain grade from analysts at Morningstar, Inc.; and (v) funds that performed better than 60% of their peers for the past five years. In cases in which several mutual funds scored closely on these criteria, funds with the lowest expenses and most consistent strategy were generally selected.

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Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2007	December 31, 2006	March 31, 2006	December 31, 2006	March 31, 2006
Revenue
Investment advisory and administration fees	$52,156	$44,589	$33,006
Distribution and service fee revenue	6,380	5,002	3,201
Portfolio consulting and other	2,485	2,414	934
Investment banking fees	15,746	5,550	705

Total revenue	76,767	57,555	37,846	33.4%	102.8%

Expenses
Employee compensation and benefits	22,262	16,914	10,597
Distribution and service fee expenses	9,267	6,928	7,676
General and administrative	7,271	8,229	5,695
Depreciation and amortization	1,671	1,632	1,551
Amortization, deferred commissions	2,070	1,461	749

Total expenses	42,541	35,164	26,268	21.0%	61.9%

Operating income	34,226	22,391	11,578	52.9%	195.6%

Non-operating income (expense)
Interest and dividend income	1,657	1,504	1,057
Gain from sale of marketable securities	195	614	659
Gain from sale of property and equipment	—	(14)	—
Foreign currency transaction loss	(76)	(28)	(16)

Total non-operating income	1,776	2,076	1,700	(14.5)%	4.5%

Income before provision for income taxes and equity in earnings of affiliate	36,002	24,467	13,278	47.1%	171.1%
Provision for income taxes	13,686	8,205	4,909
Equity in earnings of affiliate	—	320	348

Net income	$22,316	$16,582	$8,717	34.6%	156.0%

Earnings per share
Basic	$0.53	$0.41	$0.22	29.9%	142.7%

Diluted	$0.52	$0.40	$0.22	30.0%	141.1%

Weighted average shares outstanding
Basic	41,983	40,536	39,803

Diluted	42,828	41,367	40,327

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ended

(in thousands)

	Three Months Ended			% Change From
	March 31, 2007	December 31, 2006	March 31, 2006	December 31, 2006	March 31, 2006
Asset Management
Total revenue, including equity in earnings of affiliate	$61,021	$52,325	$37,489	16.6%	62.8%
Total expenses	(35,674)	(31,258)	(24,517)	14.1%	45.5%
Net non-operating income	1,489	1,844	1,571	(19.3)%	(5.2)%

Income before provision for income taxes	$26,836	$22,911	$14,543	17.1%	84.5%

Investment Banking
Total revenue	$15,746	$5,550	$705	183.7%	2,133.5%
Total expenses	(6,867)	(3,906)	(1,751)	75.8%	292.2%
Net non-operating income	287	232	129	23.7%	122.5%

Income (loss) before provision for income taxes	$9,166	$1,876	$(917)	388.6%	*

Total
Total revenue, including equity in earnings of affiliate	$76,767	$57,875	$38,194	32.6%	101.0%
Total expenses	(42,541)	(35,164)	(26,268)	21.0%	61.9%
Net non-operating income	1,776	2,076	1,700	(14.5)%	4.5%

Income before provision for income taxes	$36,002	$24,787	$13,626	45.2%	164.2%

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	March 31, 2007	December 31, 2006	March 31, 2006	December 31, 2006	March 31, 2006
Closed-End Mutual Funds
Assets under management, beginning of period	$11,391	$10,686	$9,674

Inflows	202	499	54
Market appreciation	149	206	534

Total increase	351	705	588

Assets under management, end of period	$11,742	$11,391	$10,262	3.1%	14.4%

Open-End Mutual Funds
Assets under management, beginning of period	$9,575	$7,785	$5,591

Inflows	2,366	1,472	719
Outflows	(792)	(562)	(500)

Net inflows	1,574	910	219
Acquisition (1)	—	163	—
Market appreciation	331	717	767

Total increase	1,905	1,790	986

Assets under management, end of period	$11,480	$9,575	$6,577	19.9%	74.5%

Institutional Separate Accounts
Assets under management, beginning of period	$8,930	$6,996	$5,226

Inflows	1,658	889	405
Outflows	(559)	(582)	(226)

Net inflows	1,099	307	179
Acquisition (1)	—	884	—
Market appreciation	301	743	719

Total increase	1,400	1,934	898

Assets under management, end of period	$10,330	$8,930	$6,124	15.7%	68.7%

Total
Assets under management, beginning of period	$29,896	$25,467	$20,491

Inflows	4,226	2,860	1,178
Outflows	(1,351)	(1,144)	(726)

Net inflows	2,875	1,716	452
Acquisition (1)	—	1,047	—
Market appreciation	781	1,666	2,020

Total increase	3,656	4,429	2,472

Assets under management, end of period (2)	$33,552	$29,896	$22,963	12.2%	46.1%

(1)	Acquisition of Cohen & Steers Europe S.A. (formerly known as Houlihan Rovers S.A.).
(2)	As of March 31, 2006 assets under management included $1.3 billion of assets managed by Houlihan Rovers through sub-advisory and similar arrangements.